Exhibit 10(a)

STOCKHOLDER AGREEMENT

for Directors

This Stockholder Agreement (this “Agreement”) is entered into as of April 23, 2008 among Energy Future Holdings Corp. (formerly known as “TXU Corp.”), a Texas corporation (the “Company”), Texas Energy Future Holdings Limited Partnership, a Delaware limited partnership (“Parent”), and the undersigned person (the “Stockholder”) (the Company, Parent and the Stockholder being hereinafter collectively referred to as the “Parties”).

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of February 25, 2007 (the “Merger Agreement”), by and among Parent, Texas Energy Future Merger Sub Corp, a Texas corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”) and the Company, on October 10, 2007 (the “Commencement Date”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger and being renamed “Energy Future Holdings Corp.”;

WHEREAS, in connection with the Merger, investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P. and Goldman, Sachs & Co. (collectively, the “Sponsor Group”), as well as other investors, contributed certain funds to Parent in exchange for limited partnership units;

WHEREAS, in consideration for the services that Stockholder will provide to the Company as a member of the Board of Directors of the Company (the “Board”), the Company agreed, among other things, to issue to Stockholder an aggregate amount of              shares of common stock, no par value, of the Company (the “Common Stock”) on the date hereof (the “Granted Stock”), subject to vesting; and to issue and sell to the Stockholder on the date hereof at a price per share of $5.00 per share, shares of Common Stock (the “Purchased Stock”) together with the Granted Stock and any shares of Common Stock acquired by Stockholder after the date hereof, the “Stock”) pursuant to the terms set forth below to be entered into by and between the Company and the Stockholder concurrently herewith;

WHEREAS, this Agreement is one of several other agreements (“Other Stockholders Agreements”) which concurrently with the execution hereof or in the future will be entered into between the Company and other individuals who are or will be directors or key employees of the Company or one of its subsidiaries (collectively, the “Other Stockholders”);

WHEREAS, concurrently with entering into this Agreement, the Company, Parent, and Stockholder entered into a Sale Participation Agreement regarding the Stock.

NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

1. Definitions. The following terms used herein shall be defined as follows:

“Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.

“Agreement” shall have the meaning set forth in the recitals.

“Base Price” shall have the meaning set forth in Section 2(a) hereof.

“Board” shall have the meaning set forth in the recitals.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the state of New York.

“Change in Control” shall mean, in one or a series of related transactions, (i) the sale of all or substantially all of the consolidated assets or capital stock of the Company to a person (or group of persons acting in concert) who is not an Affiliate of any member of the Sponsor Group; (ii) a merger, recapitalization or other sale by the Company, any member of the Sponsor Group or their Affiliates, to a person (or group of persons acting in concert) of Common Stock that results in more than 50% of the Common Stock of the Company (or any resulting company after a merger) being held by a person (or group of persons acting in concert) that does not include any member of the Sponsor Group or any of their respective Affiliates; or (iii) a merger, recapitalization or other sale of Common Stock by the Company, any member of the Sponsor Group or their Affiliates, after which the Sponsor Group owns less than 20% of the Common Stock of, and has the ability to appoint less than a majority of the directors to the Board of, the Company (or any resulting company after a merger); and with respect to any of the events described in clauses (i) and (ii) above, such event results in any person (or group of persons acting in concert) gaining control of more seats on the Board than the Sponsor Group.

“Commencement Date” shall have the meaning set forth in the recitals.

“Common Stock” shall have the meaning set forth in the recitals.

“Company” shall have the meaning set forth in the recitals.

“Drag Transaction” shall have the meaning set forth in the Sale Participation Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor statute thereto).

“Granted Stock” shall have the meaning set forth in the recitals.

“Merger” shall have the meaning set forth in the recitals.

“Merger Agreement” shall have the meaning set forth in the recitals.

“Merger Sub” shall have the meaning set forth in the recitals.

“Offer” shall have the meaning set forth in Section 4(a) hereof.

“Offer Notice” shall have the meaning set forth in Section 4(a) hereof.

“Option Period” shall have the meaning set forth in Section 4(c) hereof.

“Offer Price” shall have the meaning set forth in Section 4(b)(i) hereof.

“Offered Stock” shall have the meaning set forth in Section 4(b)(i) hereof.

“Other Stockholders Agreements” shall have the meaning set forth in the recitals.

“Parent” shall have the meaning set forth in the recitals.

“Parties” shall have the meaning set forth in the recitals.

“Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of Texas Energy Future Holdings Limited Partnership, dated as of October 10, 2007 as it may be amended, modified, restated or supplemented from time to time.

“Permitted Transfer” means (i) any Transfer pursuant to Section 3 hereof; (ii) any Transfer pursuant to the Sale Participation Agreement; (iii) any Transfer (x) upon the death or disability of Stockholder to the Stockholder’s Estate or (y) to the executors, administrators, testamentary trustees, legatees, immediate family members or beneficiaries of Stockholder; (iv) any Transfer made after the date hereof in compliance with the federal securities laws to a Stockholder’s Trust, or (v) any other Transfer permitted by the Board.

“Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Plan” shall have the meaning set forth in the recitals.

“Proposed Sale” shall have the meaning ascribed to such term in the Sale Participation Agreement.

“Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Securities Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).

“Purchase Notice” shall have the meaning set forth in Section 4(c) hereof.

“Qualified Public Offering” shall mean any firm underwritten public offering of shares of Common Stock (or series of related offerings) pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-4 or S-8 or any other similar form) pursuant to which at least 25% of the outstanding shares of Common Stock are or have been sold to the public.

“Registration Rights Agreement” shall have the meaning set forth in Section 6(a) hereof.

“Restricted Group” shall mean, collectively, the Company, its subsidiaries, the members of the Sponsor Group and their respective Affiliates.

“Restricted Stock Award Agreement” shall have the meaning set forth in the recitals.

“Sale Participation Agreement” shall mean that certain sale participation agreement entered into by and between Stockholder and Parent, dated as of the date of this Agreement.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall have the meaning set forth in Section 3(a)(i) hereof.

“Sponsor Group” shall have the meaning set forth in the recitals.

“Stock” shall have the meaning set forth in the recitals.

“Stockholder” shall have the meaning set forth in the recitals.

“Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of Stockholder.

“Stockholder’s Trust” shall mean a partnership, limited liability company, corporation, trust, private foundation or custodianship, the beneficiaries of which may include only the Stockholder, his or her spouse (or ex-spouse) or his or her lineal descendants (including adopted) or, if at any time after any such Transfer there shall be no then living spouse or lineal descendants, the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Transfer” means to transfer, sell, assign, pledge, hypothecate, or otherwise dispose of.

2. Issuance of Purchased Stock and Granted Stock.

(a) Subject to the terms and conditions hereinafter set forth, the Stockholder hereby subscribes for and shall purchase, as of the date hereof, and upon receipt of the applicable purchase price the Company shall issue and deliver to the Stockholder as of the date hereof, the number of shares of Purchased Stock at a $5.00 per share purchase price (the “Base Price”), in each case as set forth on Schedule I hereto.

(b) The Company shall have no obligation to sell any Purchased Stock to any person who (i) is a resident or citizen of a state or other jurisdiction in which the sale of the Common Stock to him or her would constitute a violation of the securities or “blue sky” laws of such jurisdiction or (ii) is not an employee or director of the Company or its subsidiaries.

(c) Taxes. Stockholder shall have full responsibility and the Company shall have no responsibility for satisfying any liability for any federal, state or local income or other taxes required by law to be paid with respect to the grants paid hereunder. Notwithstanding anything to the contrary contained herein, the Stockholder agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax, withholding requirements or like requirements, including, without limitation, to the payment to the Company upon the vesting of Stock (or such earlier or later date as may be applicable under Section 83 of the Code), or other settlement in respect of, Stock of all such taxes and requirements and the Company shall be authorized to take such action as may be necessary in the opinion of the Company’s counsel (including, without limitation, withholding vested Stock otherwise deliverable to Stockholder hereunder and/or withholding amounts from any compensation or other amount owing from the Company to the Stockholder) to satisfy all obligations for the payment of such taxes. The Company and Stockholder shall establish such reasonable procedures as they mutually deem desirable in connection with the foregoing.

3. Representations, Warranties and Agreements.

(a) The Company acknowledges and agrees that Stockholder may Transfer Stock without restriction; provided that, any such Stock to be Transferred have vested pursuant to the terms of their issuance and provided further that, prior to the earlier of (A) a Qualified Public Offering, (B) five years from the date hereof or (C) the occurrence of a Change in Control, Stockholder shall have complied with the terms of Section 4 hereof, unless such Transfer is a Permitted Transfer, and provided further that, in the case of a Transfer referenced in clause (iii) or (iv) of the definition of Permitted Transfer, such Transfer shall be made expressly subject to this Agreement and the transferee shall agree in writing to be bound by the terms and conditions hereof as a “Stockholder” with respect to the representations and warranties and other obligations of this Agreement. No Transfer of any Stock in violation hereof shall be made or recorded on the books of the Company and any such Transfer shall be void ab initio and of no effect. If the Stockholder is an Affiliate of the Company, the Stockholder also agrees and acknowledges that he or she will not transfer any shares of the Stock unless:

(i) the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Securities Act”), and in compliance with applicable provisions of state securities laws; or

(ii) (A) counsel for the Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion or other advice, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Securities Act and (B) if the Stockholder is a citizen or resident of any country other than the United States, or the Stockholder desires to effect any transfer in any such country, counsel for the Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers of Stock are deemed to be in compliance with this Agreement (including without limitation any restrictions or prohibitions herein), and no opinion of counsel is required in connection therewith: (1) a transfer (x) upon the death or Disability of the Stockholder to the Stockholder’s Estate or (y) to the executors, administrators, testamentary trustees, legatees, immediate family members or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement and if requested such transferee shall agree in writing to be bound by the terms and conditions hereof as the “Stockholder” with respect to the representations and warranties and other obligations of this Agreement, (2) a transfer made after the Commencement Date in compliance with the federal securities laws to a Stockholder’s Trust; provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof as a “Stockholder” with respect to the representations and warranties and other obligations of this Agreement; and provided further that it is expressly understood and agreed that if such Stockholder’s Trust at any point includes any person or entity other than the Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted children) such that it fails to meet the definition thereof as set forth in Section 1 hereof, such transfer shall no longer be deemed in compliance with this Agreement and no transfer of any shares of Stock shall be permitted or effected if such transfer would cause the Company to be required to register the Common Stock pursuant to Section 12(g)(1) of the Exchange Act, and (3) a transfer made by the Stockholder, with the Board’s approval, to the Company or any subsidiary of the Company.

(b) The certificate (or certificates) representing the Stock, if any, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE STOCKHOLDER AGREEMENT BETWEEN ENERGY FUTURE HOLDINGS CORP. (THE “COMPANY”) AND THE STOCKHOLDER NAMED ON THE FACE HEREOF OR THE SALE PARTICIPATION AGREEMENT BETWEEN SUCH STOCKHOLDER AND TEXAS ENERGY FUTURE HOLDINGS LIMITED PARTNERSHIP AND THE COMPANY, IN EACH CASE DATED AS OF APRIL 4, 2008 (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY) AND ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

(c) The Stockholder acknowledges that he has been advised that (i) the Stock is characterized as “restricted securities” under the Securities Act the inasmuch as they are being issued by the Company in a transaction not involving a Public Offering and that under the Securities Act (including applicable regulations) the Stock may be resold without registration under the Securities Act only in certain limited circumstances, (ii) a restrictive legend in the form heretofore set forth shall be placed on the certificates (if any) representing the Stock and (iii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on Transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Stock.

(d) If any of the Stock is to be disposed of in accordance with Rule 144 under the Securities Act or otherwise, Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and including an executed copy of any notice on Form 144 required to be filed with the SEC.

(e) The Stockholder represents and warrants that (i) with respect to the Stock, Stockholder has received and reviewed the available information relating to such

Stock, including having received and reviewed the documents related thereto and (ii) Stockholder has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which Stockholder deems necessary to evaluate the merits and risks related to Stockholder’s investment in the Stock and to verify the information contained in the information received as indicated in this Section 3(e), and Stockholder has relied solely on such information.

(f) The Stockholder further represents and warrants that (i) Stockholder’s financial condition is such that Stockholder can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for Stockholder’s current needs and personal contingencies, (ii) Stockholder can afford to suffer a complete loss of his or her investment in the Stock, (iii) Stockholder understands and has taken cognizance of all risk factors related to the issuance of the Stock, (iv) Stockholder’s knowledge and experience in financial and business matters are such that Stockholder is capable of evaluating the merits and risks of the issuance of the Stock to him, (v) the Stock is being issued to Stockholder for his own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and Stockholder has no present intention of selling or otherwise distributing the Stock in violation of the Securities Act, and (vi) Stockholder is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

4. Right of First Offer.

(a) Prior to the earlier of (i) a Qualified Public Offering, (ii) the occurrence of a Change in Control and (iii) five years from the Commencement Date, any Transfer of Stock by Stockholder (other than a Permitted Transfer) shall be subject to a right of first offer pursuant to, and Stockholder must first comply with the provisions of, this Section 4. In the event Stockholder proposes to Transfer any Stock (the “Offer”), then Stockholder shall furnish to Parent a written notice of such proposed Transfer (an “Offer Notice”).

(b) The Offer Notice shall include:

(i) (A) the number of shares of Stock proposed to be Transferred by Stockholder (the “Offered Stock”), (B) the per Offered Stock purchase price in cash at which Stockholder is prepared to Transfer such Offered Stock (the “Offer Price”) and (C) all other material terms and conditions, if any, in connection with such proposed Transfer; and

(ii) an irrevocable offer to sell the Offered Stock to Parent or its assignee or designee at the Offer Price.

(c) If Parent wishes to purchase the Offered Stock pursuant to its right of first offer, it must elect to purchase for cash at the Offer Price all (but not less than all) of the Offered Stock within twenty (20) Business Days following the date of delivery of the Offer Notice (the “Option Period”) by delivering an irrevocable notice (the “Purchase Notice”) to Stockholder indicating its desire to exercise its rights under this Section 4. If Parent does not deliver a Purchase Notice in compliance with the above requirements, including the time period, it shall be deemed to have waived all of its rights with respect to the offer contained in the Offer Notice. After receipt of the Purchase Notice, the parties shall negotiate in good faith to enter into an agreement with respect to such Transfer for fifteen (15) Business Days. Parent shall have the right to assign its rights under this Section 4 in respect of any Offer to the Company, any Affiliate or any other designee.

(d) If at the end of the 15 Business Day period referred to in Section 4(c) above, the parties have not reached agreement with respect to such Transfer, Stockholder may not later than one hundred and twenty (120) days after the date of the Offer Notice, as such period may be extended to obtain any required regulatory approvals, Transfer all (but not less than all) of the Offered Stock to any other Person on terms no less favorable to Stockholder than those set forth in the Offer Notice, including at a purchase price in cash equal to or greater than the Offer Price, and, if any other material terms and conditions are identified in the Offer Notice, on those terms and conditions (or those terms and conditions modified in a manner which are no less favorable to Stockholder), without any further obligation to Parent pursuant to this Section 4. If, at the end of such period, as such period may be extended to obtain any required regulatory approvals, Stockholder has not completed the Transfer of the Offered Stock in accordance with the foregoing, the obligations to Parent pursuant to this Section 4 shall again be in effect with respect to such Stock.

5. The Company’s Representations and Warranties and Covenants.

(a) The Company represents and warrants to Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms and (ii) the Stock, when issued and delivered in accordance with the terms hereof and the other agreements referenced herein, will be duly and validly issued, fully paid and nonassessable.

(b) If the Company is, or becomes, subject to the reporting requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable Stockholder to sell any Stock, subject to compliance with the provisions hereof without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 5(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Securities Act to be available to Stockholder. Nothing in this Section 5(b) shall be deemed to limit in any manner the restrictions on Transfers of Stock contained in this Agreement.

6. “Piggyback” Registration Rights. Effective after the occurrence of an initial Public Offering:

(a) The Stockholder agrees to be bound by all of the terms, conditions and obligations of the Registration Rights Agreement, dated as of October 10, 2007, among the Company and investors party thereto (the “Registration Rights Agreement”), a copy of which is attached hereto as Exhibit A, and the Company agrees that the Stockholder shall be entitled to all of the rights thereunder, as they relate to the exercise of piggyback registration rights and related rights as provided in Sections 1, 3, 4, 5, 6, 7, 8, 9 and 12 of the Registration Rights Agreement, as in effect on the date hereof (subject only to any amendments thereto to which Stockholder has agreed in writing to be bound), as if Stockholder were an original party to the Registration Rights Agreement; provided, however, that at no time shall Stockholder have any rights to request registration under Section 3 of the Registration Rights Agreement. For purposes of this Section 6, all Stock purchased or held by Stockholder pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Registration Rights Agreement.

(b) This Section 6 will terminate on the earlier of (i) the occurrence of a Change in Control and (ii) the date on which Stockholder ceases to own any Registrable Securities.

7. Rights to Negotiate Repurchase Price. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value Stock from Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties.

8. Notice of Change of Beneficiary. Immediately prior to any Transfer of Stock to a Stockholder’s Trust, Stockholder shall provide the Company with a copy of the instruments creating the Stockholder’s Trust and with the identity of the beneficiaries of the Stockholder’s Trust. The Stockholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Stockholder’s Trust.

9. Recapitalizations, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

10. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. No provision of this Agreement is intended to or shall confer upon any Person other than the Parties any rights or remedies hereunder or with respect hereto.

11. Amendment. This Agreement may be amended only in a writing signed by the Company and Stockholder.

12. Applicable Law; Jurisdiction; Arbitration; Legal Fees.

(a) The laws of the State of Texas applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.

(b) In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association’s Commercial Arbitration Rules (and not the Employment Arbitration Rules) by a single independent arbitrator. Such arbitration process shall take place in Dallas, Texas. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(c) In the event of any arbitration or other disputes with regard to this Agreement, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

13. Miscellaneous.

(a) In this Agreement all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

(b) If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

14. Notices. All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five (5) Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

(a) If to the Company, to it at the following address:

Energy Future Holdings Corp.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201

Attention: General Counsel

Telecopy: (214) 812-6004

(b) If to the Stockholder, to the Stockholder at the address set forth below under the Stockholder’s signature.

Or to such other addresses as may be specified by any Party in writing to the other.

15. Irrevocable Proxy. Subject to and to the extent permitted by the laws of the State of Texas, each Stockholder hereby irrevocably appoints Parent and any authorized representatives and designees thereof as its lawful proxy and attorney-in-fact to exercise with full power in such Stockholder’s name and on its behalf such Stockholder’s right to vote all of the shares of outstanding Stock owned by the Stockholder at any regular or special meeting of the stockholders of the Company for the express purpose of electing any one or more members to the Board or approving any Change in Control transaction or agreement. If voting under such proxy Parent and any authorized representatives and designees thereof shall vote under this proxy on behalf of each such Stockholder in the same manner as Parent votes any outstanding shares of Stock owned by it at any such regular or special meeting of the stockholders of the Company for the express purpose of electing any one or more members to the Board or approving any Change in Control transaction or agreement. This proxy is irrevocable and is coupled with an interest and shall not be terminable as long as this Agreement remains effective among the parties hereto, their successors, transferees and assigns and, if such Stockholder is a natural person, shall not terminate on the disability or incompetence of such Stockholder. The Company is hereby requested and directed to honor this proxy upon its presentation by Parent and any authorized representatives and designees thereof, without any duty of investigation whatsoever on the part of the Company. Each such Stockholder agrees that the Company, and the Company’s secretary shall not be liable to such Stockholder for so honoring this proxy. This Section 15 shall be terminable by Stockholder upon the earlier of (x) a Qualified Public Offering, (y) the fifth anniversary of the Commencement Date and (z) the occurrence of a Change in Control.

[Signatures on next page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

ENERGY FUTURE HOLDINGS CORP.

By:
Name:
Title:

TEXAS ENERGY FUTURE HOLDINGS LIMITED PARTNERSHIP

By: Texas Energy Future Capital Holdings LLC, its General Partner

By:
Name:
Title:

STOCKHOLDER:

ADDRESS:

Schedule I

PURCHASED STOCK

Number of shares of Granted Stock:

Number of shares of Purchased Stock:

Base Price: $5.00